Brainytoys Limited

(ACN 001 894 033)

and

Noble Investments Pty Ltd

(ACN 007 998 914)

Table of contents

Clause Page

1. Definitions and Interpretation	4

2. Completion of Issue of Convertible Notes	8

3. Note Certificates	9

4. Covenants and Warranties by Company	10

5. Events of Default	11

6. Reports by Company	13

7. Notices	13

8. Register of Convertible Noteholder	14

9. Lodgement of Documents by Noble	15

10. Invalidity	15

11. Discharge and Release	15

12. Applicable Law	15

13. Counterparts	16

Schedule 1	17

Schedule 2	28

Schedule 3	30

Schedule 4	33

This Deed is made on 2 August 2006.

Between:

1.

Brainytoys Limited

(ABN 28 001 894 033)

of Unit 8, 34 York Street, North Perth, Western Australia

(“Company”)

and

2.

Noble Investments Pty Ltd

(ACN  007 998 914)

of Level 1, 31 Franklin Street Adelaide in the State of South Australia

(“Noble”)

Recitals

A.

The Company wishes to borrow the Principal Monies, throught the issue of Convertible Notes

B.

The Company proposes to issue eight convertible notes on the Series Issue Date.

C.

The Company proposes to raise up to $800,000 by way of issue of:

(i)

one fixed Convertible Note issued at $100,000 convertible by Noble at $0.06 each into 1,666,667 ordinary fully paid shares in the Company; and

(ii)

seven subsequent Convertible Notes issued at $100,000 each convertible to that number of Shares that is equal to the draw down face value by Noble subject to the terms and conditions of this Deed.

The parties agree

In consideration of, among other things, the mutual promises contained in this Deed.

1.

 Definitions and Interpretation

1.1

In this Deed, and all documents issued under or pursuant to this Deed, unless the context otherwise requires:

1.1.1

“Act” means Corporations Act 2001;

1.1.2

“Application Form” means an application form for Convertible Notes in the form set out in Schedule 2;

1.1.3

“ASX” means Australia Stock Exchange Limited (ACN 006 624 691);

1.1.4

“Business Day” means a day on which:

(a)

 banks are open for business in Perth, Western Australia; and

(b)

the ASX is open for trading in securities;

1.1.5

“Charge” means the first ranking fixed and floating charge over the assets and undertakings of the Company securing the repayment of the Moneys Owing in substantially the same form as Schedule 4 to this Agreement;

1.1.6

“Conditions of Issue” means in respect of the Convertible Notes, the Conditions specified in Schedule 1 to this Deed;

1.1.7

 “Conversion Notice” means a notice in the form set out on each Note Certificate;

1.1.8

“Convert” in relation to a Note, means the redemption of that Convertible Note in conjunction with the Company applying, at the irrevocable direction of the Noble, the principal amount of that Convertible Note in subscription for Ordinary Shares immediately in accordance with the Conditions of Issue, and ‘conversion’ will be construed accordingly;

1.1.9

“Convertible Note” or “Convertible Notes” means the First Note or Subsequent Note created on the terms of Schedule 1 under the provision of this Deed and for the time being outstanding and a reference to a Convertible Note that is outstanding as at a particular date means a Convertible Note that has not been converted or redeemed prior to that date;

1.1.10

“Convertible Note Resolution” means the Convertible Note resolution required to be passed by Shareholders of the Company in accordance with ASX Listing Rule 7.1;

1.1.11

“Directors” means directors of the Company;

1.1.12

“Event of Default” means any of the events listed in clause 5 of this Deed;

1.1.13

“Facility Fee” means 6% of the Face Value of each Convertible Note payable in fully paid Ordinary Shares at an issue price of 6 cents per shares.

1.1.14

“First Note” means the first note to be issued by the Company at a face value of $100,000 convertible into Ordinary Shares issued at 6 cents per share;

1.1.15

“Issue of Shares Resolution” means that resolution required to be passed by Shareholders in accordance with ASX Listing Rule 7.1;

1.1.16

“Maturity Date” means 30 June 2010 on which date all Convertible Notes must be converted into Shares or redeemed or if the Convertible Note is not drawn down will expire;

1.1.17

“Note Certificate” means a certificate in the form or to the effect of the form of the certificate set out in Schedule 3, or in such other form as the Company determines;

1.1.18

“Ordinary Shares” means (subject to any reorganisation or reconstruction of capital) fully paid ordinary shares in the capital of the Company;

1.1.19

“Principal Monies” means the total amount paid or deemed to be paid on issue of the Convertible Notes issued pursuant to this Deed (stated on each Note Certificate) but not exceeding the sum of $100,000.00;

1.1.20

“Public Authority” means any government or minister, or any government, semi-governmental or judicial entity, department, instrumentally or authority;

1.1.21

“Registered Office” means the registered office of the Company from time to time, within the meaning of the Act;

1.1.22

“Register of Noteholders” means the separate register of Noteholders kept by or on behalf of the Company under this Deed;

1.1.23

“Requested Amount” means that amount requested by the Company forming part or all of the Principal Monies, being a multiple of $100,000.00;

1.1.24

“Secretary” means the Secretary of the Company;

1.1.25

“Security Interest” means a mortgage, pledge, lien, charge, preferential right, trust, arrangement, agreement or other arrangement given, arising or created as security;

1.1.26

“Series Issue Date” means the day after the date on which the shareholders approve the Convertible Note resolution and Share Issue resolution;

1.1.27

“Subsequent Note” means the remaining seven Convertible Notes issued by the Company subject to clause 3;

1.1.28

“writing” included printing, typing, lithography and other modes of reproducing words in a visible form and “written” has a corresponding meaning.

1.2

Schedules

The Schedules to this Deed are an integral part of this Deed.

1.3

Interpretation

1.3.1

In this Deed, unless the context otherwise requires:

(a)

expressions used herein have the same meaning as those used in the Deed of Company Arrangement;

(b)

the singular includes the plural and vice versa;

(c)

words importing a gender include the other genders;

(d)

other grammatical forms of defines words or phrases have corresponding meanings;

(e)

 a reference to a clause, part of a clause, schedule or annexure is a reference to that clause or part of a clause of or schedule or annexure to this Deed;

(f)

a reference to this Deed includes its recitals, schedules and any annexures as it may from time to time be amended and except to the extent that the context clearly otherwise indicates includes all supplemental or collateral deeds whether or not they are expressly incorporated in such reference;

(g)

terms defined in the Act have the same meaning as in the Act;

(h)

terms defined in the Deed of Company Arrangement have the same meaning as in the Deed of Company Arrangement;

(i)

a reference to a party to this Deed includes that party’s successors and permitted assigns;

(j)

a reference to a document or agreement, including this Deed, includes a reference to that document or agreement as novated, altered or replaced from time to time and, in the case of this Deed, to any supplemental or collateral documents to this Deed;

(k)

a reference to “dollar”, “$”, “$A”, or “A$” is a reference to Australian currency;

(l)

a reference to a specific time for the performance of an obligation is a reference to that time in the State or Territory where the obligation is to be performed;

(m)

use of a term denoting subject matter which comprises more than one part or aspect includes a reference to each or any part or aspect of the subject matter; and

(n)

a reference to a group of persons is a reference to all of them collectively to any one or more of them collectively and to each of them individually.

1.4

Headings

Headings are for reference only and do not form part of this Deed.

1.5

Reference to Legislation

Legislation referred to in this Deed is as amended or replaced from time to time.

2.

Completion of Issue of Convertible Notes

2.1

Condition Precedent

It is a condition precedent to the issue of the Convertible Notes that the Company pass the:

2.1.1

 Convertible Note Resolution; and

2.1.2

Issue of Shares Resolution.

2.2

 Issue of Convertible Notes

2.2.1

The Company will issue 8 Convertible Notes on the Series Issue Date after the satisfaction of the Conditions in clause 2.1

2.2.2

On the Series Issue Date:

(a)

the Directors will issue the First Note to Noble upon and subject to the terms of this Deed; and

(b)

Noble will subscribe for the First Note by payment of the Principal Monies, or such part thereof which has not been paid or deemed to be paid.

2.2.3

On the Series Issue Date:

(a)

The Directors will issue the Subsequent Notes to Noble, subject to clause 2.2.3(b) and the terms of this Deed;

(b)

The Subsequent Notes are issued subject to the following conditions precedent being fulfilled by the Company:

(i)

sending a written notice to Noble at any time stating that it requires Noble to subscribe for an amount not greater than $100,000 under the next subsequent Note; and

(ii)

execute a Deed of Charge in relation to the relevant Subsequent Note in favour of Noble for the amount specified under the written notice forwarded to Noble under clause 2.2.3(b)(i).

2.3

Drawdown

The facility the subject of this Deed is a come and go facility, to be used by the Company only for its reasonable and proper requirements for working capital, from time to time, until the Maturity

Date. Notwithstanding any other provision of this Deed, Noble is not obliged to subscribe for any Convertible Notes which are not issued for that purpose.

2.4

Facility Fee

The Company will pay Noble a Facility Fee on the Series Issue Date regardless of whether the Company elects to drawdown the First Note or drawdown any or all of the Subsequent Notes.

3.

Note Certificates

3.1

Issue of Certificates

Subject to the Conditions of Issue the Company must issue to Noble a Note Certificate for each Note promptly after the Principal Monies represented by the Convertible Notes are subscribed.

3.2

Conditions of Use

The Conditions of Issue are deemed to be included or endorsed on the Note Certificate without need for any specific mention or words of incorporation.

3.3

Execution of Certificates

3.3.1

Subject to any requirement of the Act, each Note Certificate must be executed either:

(a)

under a seal of the Company; or

(b)

by an officer of the Company duly authorised to do so by a resolution of the Directors; and any signature required for such execution or authentication may be a facsimile which is printed as part of the Note Certificate or which is applied by mechanical or other means.

3.4

Validity of Convertible Notes Issued

3.4.1

Despite any breach of or non-compliance by the Company with any of the provisions of this Deed, all Convertible Notes in respect of which a Note Certificate has been issued under clause 3.1 will, as between:

(a)

Noble and the Company; and

(b)

Noble and any liquidator of the Company; be deemed to have been validly issued under this Deed.

4.

Covenants and Warranties by Company

4.1

 The Company covenants with Noble that it will:

4.1.1

carry on and conduct the Company’s business in a proper and efficient manner;

4.1.2

keep or cause to be kept proper books for accounts and enter in those books full particulars of all dealings and transactions in relation to its business;

4.1.3

execute and do all such assurances, act and things as shall be reasonably required for giving effect and the full benefit of this Deed to and in favour of Noble;

4.1.4

secure the Convertible Notes by a Charge which must be executed by the Company and Noble before each Note is issued;

4.1.5

not grant any Security Interest over the assets of the Company or any Subsidiary to grant any Security Interest over the assets of the Subsidiary, prior to the Maturity Date, which ranks ahead of Noble, save where such interests arise out of the ordinary course of business or operation of law;

4.1.6

neither incur nor permit any Subsidiary to incur additional Financial Indebtedness without Noble’s prior approval.

4.2

The Company warrants that:

4.2.1

it is validly existing and in good standing;

4.2.2

it has the power to enter into and perform its obligation under this document and to carry out the transactions contemplated by this document;

4.2.3

all information provided to Noble in connection with the transactions contemplated by this document are true and accurate as at the date of this document;

4.2.4

it has not omitted to provide to Noble any information material to Noble’s assessment of the transactions contemplated by this document.

5.

Events of Default

5.1

For the purposes of this Deed, an Event of Default occurs:

5.1.1

unless Noble otherwise agrees in writing, if the Company does not pay any monies which become payable by the Company pursuant to this Deed on their due date for payment (or where the Company demonstrates to Noble that the Company’s failure to pay on time is caused by a failure in the banking system, within 72 hours after that time);

5.1.2

where, except for the purposes of a solvent reconstruction or amalgamation:

(a)

an order is made, or a resolution is passed for the winding up, dissolution or administration of the Company under Part 5.3A of the Act;

(b)

the Company enters into any arrangement, compromise or composition with or assignment for the benefit of any creditors of the Company or any class of them; or

(c)

 the Company ceases or suspends the conduct of all or a substantial part of its business or disposes of all or a substantial part of its assets;

5.1.3

with respect to any substantial part of the assets of the Company;

(a)

a receiver or similar officer is appointed; or

(b)

any distress, attachment or execution is levied or enforced;

5.1.4

unless Noble otherwise agrees in writing, the Company is in breach of any covenant or undertaking contained in this Deed (other than those referred to elsewhere in this clause) or the Conditions of Issue which breach is prejudicial to the Interests of Noble and such breach is not rectified within 10 Business Days of notice by Noble to do so.

6.

Reports by Company

The Company must within the relevant specified time limit, provide or cause to be provided to Noble all accounts and reports of the Company as may be required to be given to holders of Ordinary Shares by the Act and the Listing Rules of the ASX.

7.

Notices

7.1

A notice required or authorised to be given or served on a party under this Deed must be in writing and may be given or served by facsimile, post or hand to that party at its facsimile number or address appearing in this clause or such other facsimile number or address as the party may have notified the other party or parties in writing.

7.1.1

Company Brainytoys Limited

Attention: Alex Aguero

Address: Unit 6, 34 York Street North Perth, WA.

Facsimile No: (08) 9228 0704

7.1.2

Noble Noble Investments Pty Ltd

Attention: Mr T Lebbon

Address: Level 1, 31 Franklin Street Adelaide, SA.

Facsimile No: (08) 8385 2299

7.2

A notice is deemed to have been given or served on the party to whom it was sent:

7.2.1

in the case of hand delivery, on delivery during Business Hours;

7.2.2

in the case of pre-paid post, two Business Days after the date of despatch;

7.2.3

in the case of facsimile transmission, at the time of despatch if, following transmission, the sender receives a transmission confirmation report or, if the sender’s facsimile machine is not equipped to issue a transmission confirmation report, the recipient confirms in writing that the notice has been received.

7.3

A notice given or served under this Deed is sufficient if:

7.3.1

in the case of a company, it is signed by a director, officer or secretary of that company; or

7.3.2

in the case of an individual, it is signed by the party.

7.4

The provisions of this clause are in addition to any other mode of service permitted by law.

7.5

In this clause “notice” includes a demand, request, consent, approval offer and any other instrument or communication made, required or authorised to be given under this Deed.

7.6

In this clause:

7.6.1

“Business Hours” means from 9.00 am to 5.00 pm on a Business Day;

7.6.2

for the avoidance of doubt, a notice given or served under this Deed is deemed to have been validly given or served if delivery or service occurred during Business Hours in Perth, Western Australia.

8.

Register of Noteholder

8.1

Register

The Company must establish and keep a Register of Noteholders. There must be recorded on the Register of Noteholders the name and address of the noteholder and the date of issue or transfer of such Convertible Notes and the amount of Convertible Notes held by the noteholder and as regards Convertible Notes no longer outstanding particulars of their conversion or redemption by the Company.

8.2

Closure of Register

Subject to the Act, the Company may from time to time close the Register of Noteholders for any period or periods not exceeding in total 30 days in any calendar year. The property in the Convertible Notes will for all purposes be regarded as situated at the place where the Register of Noteholders is for the time being situated and not elsewhere.

9.

Lodgement of Documents by Noble

Where in this Deed provision is made for or reference is made to the production surrender, lodgement or delivery of Note Certificates, instruments of transfer or transmission of Convertible Notes or other documents or the giving of notice in each case by Noble to the Company, the same will be deemed not to have been produced, surrendered, lodged, delivered or given to the Company by Noble unless and until it is actually received by the Company at its Registered Office.

10.

Invalidity

Any provision of this Deed which is invalid or unenforceable in any jurisdiction will as to that jurisdiction only be read down or severed to the extent of that invalidity or unenforceability provided that the remaining provisions of this Deed are properly and effectively self-sustaining and capable of separate enforcement without regard to the read down or severed provisions in that jurisdiction. Such remaining provisions continue to be valid and enforceable in accordance with their terms.

11.

Discharge and Release

11.1

By force of this clause, the Company will immediately be discharged and released from its liabilities, obligations and covenants under this Deed in respect of any Note on the first to occur of the date on which:

11.1.1

that Note and interest on that Note is redeemed or satisfied; or

11.1.2

that Note is converted.

12.

Applicable Law

This Deed is governed by and is to be construed in accordance with the Acts of the State of Western Australia. Each party irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the Western Australia and to Courts entitled to hear appeals from these Courts.

13.

Counterparts

This Deed may be executed in any number of counterparts, and by the parties in separate counterparts, but is not effective until each party has executed at least one counterpart. Each counterpart of this Deed constitutes an original of this Deed but the counterparts together constitute one and the same instrument.

Executed as a Deed:

EXECUTED by BRAINYTOYS LIMITED   )

(ACN 001 894 033) in accordance with

    )

s127 of the Corporations Act 2001:

    )

    )

/s/ Charles MacKinnon	/s/ Graham Nicol
Signature of Director	Signature of Director/Secretary

Charles MacKinnon	Graham Nicol
Print Name	Print Name

EXECUTED by NOBLE INVESTMENTS      )

PTY LTD (ACN 007 998 914) in

   )

accordance with s127 of the

   )

Corporations Act 2001:

   )

/s/ Tim Lebbon	/s/ Chris Lebbon
Signature of Director	Signature of Director/Secretary

Tim Lebbon	Chris Lebbon
Print Name	Print Name

Schedule 1

Conditions of Issue of The Convertible Notes

1.

 Definitions

1.1

Words and expressions defined in the Deed and the Deed of Company Arrangement have the same meaning in these Conditions of Issue, unless the context otherwise requires.

1.2

In addition, in these Conditions of Issue, unless the context otherwise requires:

“Conversion Date” means, where a notice is given:

(a)

in accordance with Condition 4.1(a), the second Business Day after the giving of such notice;

(b)

in accordance with Condition 4.2, the Maturity Date.

“Coupon Rate” means a fixed rate of 10 percent per annum.

“Deed” means the deed entitled “Convertible Note Deed” executed by the Company.

“Dividend Declaration Date” means a date on which the Directors declare or determine that an interim dividend or a final dividend will be paid to holders of Ordinary Shares.

“Dividend Payment Due” means that the date on which the Company pays a dividend (interim or final) to holders of Ordinary Shares.

“Dividend Record Date” means a Business Day:

(a)

being at least nine Business Days (or such other period as the Company may from time to time determine) after a Dividend Declaration Date; and

(b)

before the Dividend Payment Date.

“Face Value” in relation to a Note means the principal amount of that amount of that Note as set out in Condition 2.1 (a).

“Interest Payment Date” for a Note, means:

(a)

the last day of each quarter (being the months March, June, September and December) after the Note Issue Date;

(b)

where Convertible Notes are converted pursuant to Condition 4.1 (a), the Conversion Date;

(c)

where Convertible Notes are redeemed pursuant to a Redemption Event, the Redemption Date;

(d)

where Convertible Notes are redeemed or converted on the Maturity Date, that date.

“Note Issue Date” means, for a Note, the issue date specified on the face of the Note Certificate for that Note.

“Redemption Date” means:

(a)

where a notice is given in accordance with Condition 8.1, the second Business Day after the Redemption Event; and

(b)

otherwise, the Maturity Date.

“Redemption Event” has the meaning given in Condition 7.1.

“Redemption Notice” means a notice in the form set out in each Note Certificate.

“Requested Amount” means that amount requested by the Company forming part or all of the Principal Monies, up to an amount of $100,000.00.

1.2

Clause 1.2, 1.3, 1.4 and 1.5 of the Deed are incorporated into these Conditions of Issue as if set out in full.

2.

General Terms of Issue

2.1

Each of the Convertible Notes will:

(a)

have a Face Value of, and be issued at the Requested Amount;

(b)

bear interest as provided in Condition 3;

(c)

be convertible in the manner and at the time provided by Condition 4 into the number of Ordinary Shares determined in accordance with Condition 5.5;

(d)

be redeemable in the manner and at the times provided by Condition 7;

(e)

be transferable only in accordance with Condition 11; and

(f)

mature on the Maturity Date and, unless converted, will be redeemed on that date as provided in Condition 7.3.

2.2

Subject to compliance by the Company with the provisions of clause 2.3 of the Deed, each of the Convertible Notes must be paid for in full on application.

3.

Interest

3.1

The Company must, subject to Condition 3.4 pay to Noble on each Interest Payment Date, interest on a monthly basis in arrears in respect of Noble’s Notes calculated under this Condition 3.

3.2

Interest accrues daily and is calculated by:

(a)

multiplying the Face Value of the total number of Convertible Notes held by Noble by the Coupon Rate; and

(b)

dividing the resultant amount by 365; and

(c)

rounding the resultant amount to the nearest cent (with half a cent being rounded upwards).

3.3

The Company will pay to Noble interest accrued on Noble’s Notes converted or redeemed from the day after the last interest Payment Date (and if there has been no previous Interest Payment Date, from and including the Issue Date) to the date of conversion or redemption. The interest must be paid on the Conversion Date or the Redemption Date, as the case may be.

3.4

Interest on Convertible Notes:

(a)

will cease to accrue on the Conversion Date or the Redemption Date (as the case may be) when the Convertible Notes are converted or redeemed; and

(b)

in any other case, will cease to accrue on repayment or redemption of the Convertible Notes or on the Note otherwise ceasing to exist.

3.5

The Company’s certificate as to the amount of interest that accrues and is payable on a Note is (in the absence of manifest error) conclusive and binding on Noble.

3.6

If the Company defaults in payment of interest on the Interest Payment Date as provided under this Condition 3, a penalty interest rate of two (2) percent per annum will apply on the amount outstanding. The penalty interest will accrue daily from the Interest Payment Date to the date of payment of the amount outstanding and the penalty interest calculated under this Condition 3.6 will also be payable on that date.

4.

General Rights of Conversion

4.1

Convertible Notes are convertible by Noble:

(a)

at any time at the discretion of Noble; or

(b)

on the Maturity Date, in accordance with Condition 4.2, into the number of Ordinary Shares determined in accordance with Condition 5.5 by a Noble delivering to the Company:

(c)

a Conversion Notice requiring the Company to convert Convertible Notes specified in the Conversion Notice; and

(d)

the Note Certificate(s) comprising or including Note(s) to be converted.

4.2

Where the Noble wishes to convert Convertible Notes on the Maturity Date, the Conversion Notice must be delivered to the Company at least 2 Business Days prior to the Maturity Date.

5.

Allotment of Shares on Conversion

5.1

A notice given under Condition 4.1 is irrevocable unless the Company otherwise determines.

5.2

The Ordinary Shares to which a holder of Convertible Notes is entitled in the case of conversion of Convertible Notes under Condition 4.1 must be allotted on the Conversion Date and any such allotment will have effect and be deemed to have been made on that Conversion Date.

5.3

Ordinary Shares allotted on conversion of Convertible Notes under Condition 4.1 will participate in full for all dividends provided that where the Conversion Date occurs after a Dividend Record Date but on or before a Dividend Payment Date the Ordinary Shares allotted will not participate in the dividends paid on the Dividend Date but will participate equally with all other Ordinary Shares on issue in respect of any future dividends.

5.4

Subject to Condition 5.3, Ordinary Shares allotted on conversion of Convertible Notes will rank equally in all respects and form one class with the Ordinary Shares on issue at the Conversion Date.

5.5

Subject to Condition 5.6, on conversion of a Note in accordance with Condition 4.1:

(a)

the Company must redeem that Note for an amount equal to its Face Value; and

(b)

Noble, by operation of this Condition 5.5, hereby directs the Company to apply the whole or part of the monies payable to it on redemption under paragraph (a) in subscribing for the maximum number of Ordinary Shares at an issue price which for the purposes of the First Note shall be the sum of six cents ($0.06) and the Subsequent Notes shall be at the higher of the sum of 5 cents ($0.05) and the rolling three month volume weighted average price, prior to the conversion date, of the Company’s Ordinary Shares, traded on the ASX discounted by twenty percent (20%).

5.6

The issue price, in respect to the First Note, for the Shares to be issued to Noble (calculated under condition 5.5 of the Convertible Note Deed) at which the Company is obliged to issue shares to Noble upon receipt of a Conversion Notice is 6 cents ($0.06). The First Note will be convertible at the option of Noble into that number of Note Shares determined by reference to the amount of the face value of the Note and the price of 6 cents such that the maximum number of Shares which may be issued is 1,666,667.

5.7

The minimum issue price, in respect to the Subsequent Notes, for the Shares to be issued to Noble (calculated under Condition 5.5 of the Convertible Note Deed) at which the Company is obliged to issue shares to Noble upon receipt of a Conversion Notice is 5 cents ($0.05). Each Subsequent Note will be convertible at the option of Noble into that number of Shares determined by reference to the amount of the draw down face value of each such Subsequent Note and the following price: viz the higher of, $0.05 per share and, the rolling three month volume weighted average price of the Company’s ordinary shares immediately prior to conversion, traded on the ASX discounted by 20% (that is, the lowest price at which Shares will be issued is $0.05 per share) such that the maximum number of Shares which may be issued is 14,000,000.

5.8

The Company will apply to have all Shares issued to Noble including those Shares converted from the Convertible Notes in to Shares quoted on the ASX within 10 business days after allotment.

6.

Participation In Issues

6.1

Noble will have the right to participate in all share and other security issues whilst the Note is outstanding, as though all outstanding Convertible Notes had been converted to Ordinary Shares immediately prior to the announcement of such issue on the ASX.

7.

Redemption Events and General Rights of Redemption

7.1

Upon the occurrence of any of the following events (each a ‘Redemption Event’) prior to the Maturity Date, Noble may serve a Redemption Notice on the Company at any time thereafter requiring the redemption of all or any of its Convertible Notes for the Face Value of those Convertible Notes in accordance with Condition 7.2:

(a)

on default by the Company of its obligation to make interest payments under Condition 3;

(b)

on default by the Company on any bank debt or other finance facility;

(c)

on the occurrence of an Event of Default.

7.2

Convertible Notes are redeemable by Noble on the occurrence of a Redemption Event in accordance with Condition 7.1 for the Face Value of those Convertible Notes on the Redemption Date by Noble delivering to the Company:

(a)

a Redemption Notice requiring the Company to redeem all or any of the Convertible Notes specified in the Redemption Notice; and

(b)

the Note Certificate(s) comprising or including the Note(s) to be redeemed.

7.3

If Noble does not convert a Note on or before the Maturity Date, the Company must redeem all outstanding Convertible Notes on the Maturity Date for cash at Face Value.

7.4

The Company undertakes to notify Noble immediately after it becomes aware of a Redemption Event described in Condition 7.1(a).

8.

Cancellation of Convertible Notes

All Convertible Notes redeemed or converted by the Company will thereupon be cancelled and may not be reissued.

9.

Entitlements To Certificates

9.1

Subject to the Act, and these Conditions of Issue, Noble will be entitled to a Note Certificate for each Note held by Noble.

9.2

Noble may waive its entitlement to a Note Certificate.

10.

Cancellation, Production and Replacement of Certificates

10.1

The ranking of the Convertible Notes will in no way be affected by the cancellation of the Certificate on which they were originally included or of any subsequent Note Certificate on which they were included.

10.2

Noble must, as a condition precedent to receiving payment of or in respect of the principal amount of Convertible Notes comprised in Noble’s Note Certificate, produce the Note Certificate to the Company, in the case of contemplated payment by the Company. This Condition will not, however, preclude payment by the Company at its own entire responsibility prior to production of the Note Certificate if the Company elects to make such a payment. On payment to Noble, the Note Certificate will be deemed to have been cancelled.

10.3

If the Note Certificate becomes worn out or defaced, then on production and delivery of the Note Certificate to the Company together with any other evidence as the Company may require, the Company, subject to these Conditions of Issue, will cancel the same and issue a new Note Certificate in its place.

10.4

Subject to the Act and these Conditions of Issue, if the Note Certificate is lost or destroyed, the Company will issue a duplicate Note Certificate in its place on application in writing by Noble accompanied by:

(a)

a statutory declaration or any other evidence as the Company may require that the Note Certificate has been lost or destroyed and has not been pledged, mortgaged, charged, sold or otherwise disposed of and, if lost, that proper searches for the same have been made;

(b)

an undertaking in writing that if it is found or received by Noble, it will be returned to the Company;

(c)

if required by the Company, a copy of an advertisement which has recently appeared in a daily newspaper circulating generally throughout the State or Territory in which the Register on which the Note is registered is kept, stating that the Note Certificate has been lost or destroyed and that

Noble intends, within a time specified by that advertisement, to apply to the Company for the issue of a duplicate Note Certificate;

(d)

if required by the Company, a bond for an amount equal to the face value of the relevant Note or such lesser amount in any particular case as the Company may determine, indemnifying the Company against loss following production to the Company of the original Note Certificate; and

(e)

payment to the Company of such out-of-pocket expense of the Company in investigating evidence as the Directors of the Company deem adequate; all of which will be at the expense of Noble making the applications.

10.5

Any stamp duty payable on a New Certificate issued under this Condition 10 must be paid by the Company.

11.

Transfer of Convertible Notes

11.1

Subject to this Condition 11, Convertible Notes are fully transferable.

11.2

Convertible Notes may only be transferred by:

(a)

 a written transfer instrument in any usual or common form; or

(b)

any other form approved by the Directors.

11.3

A written transfer instrument must be forwarded for registration to the address of the Registrar on which Noble’s Notes are recorded accompanied by the Note Certificates (in any) for the Convertible Notes to be transferred and such other evidence as the Directors of the Company may require to prove:

(a)

the title of the transferor, or Noble’s right to transfer the Convertible Notes;

(b)

the due execution of the transfer; and

(c)

the due compliance with the provisions of any relevant statute relating to stamp duties; and if satisfied with such evidence and that the transferor has otherwise complied with this Condition 11, the Company will register the transfer and recognise the transferee as Noble entitled to the amount of Convertible Notes comprised in the transfer.

11.4

A written transfer instrument must be:

(a)

executed by the transferor;

(b)

executed by the transferee; and

(c)

in the case of a transfer of partly paid Convertible Notes, be endorsed or accompanied by an instrument executed by the transferee or by the transferee’s broker to the effect that the transferee agrees to accept the Convertible Notes subject to the terms and conditions in which the transferor held them, to become a noteholder and to be bound by this Deed.

11.5

Subject to the Act, the written transfer instrument may comprise two or more documents.

11.6

Subject to the transfer of the Convertible Notes the transferor will indemnify the Company in the event the transferee defaults for non payment of any Principal Monies on any Convertible Note.

11.7

A transferor of Convertible Notes remains the holder of the Convertible Notes transferred until the transfer is registered and the name of the transferee entered in the Register in respect of the Convertible Notes.

A transfer of Convertible Notes does not pass the right to any interest payable in the Convertible Notes until such registration.

11.8

Despite anything contained elsewhere in this Condition 11, the Directors of the Company may in their absolute discretion refuse to register any transfer that is not in accordance with Condition 11.2 and

11.3.

11.9

No instrument of transfer will be registered by the Company during any period when the relevant Register or any transfer books relating thereto is closed. Further, no transfer needs to be registered during the eleven Business Days before any day fixed or determined for the computation of interest. The transferor will be deemed to remain the owner of that Note until the name of the transferee is entered in the relevant Register.

11.10

The Company must:

(a)

register all registrable transfer forms (if any), split certificates (if any), renunciations (if any) and transfers (if any);

(b)

issue Note Certificates (if any) and transmission receipts (if any); and

(c)

mark or note transfer forms (if any); without charge, except where the issue of any Note Certificates is to replace a lost or destroyed Note Certificate (if any).

11.11

Transfers of Convertible Notes between Registers will be effected free of charge, provided that Noble will, on demand, pay to the Company any stamp duty which may be payable on such transfer.

11.12

Any power of attorney granted by Noble may be lodged, produced, or exhibited to the Company or any of the its officers and will, as between the Company and Noble:

(a)

be taken and deemed to continue and will remain in full force and effect; and

(b)

may be acted upon.

11.13

All instruments of transfer which are registered and the Note Certificate (if any) surrendered to the Company will remain the property of the Company and will be retained by it for a period of three years or such minimum period or in such alternative form as may be permitted by law after receipt. However, any instrument of transfer which the Company declines to register will (except in the case of fraud or suspected fraud) be returned on demand to the person depositing the instrument.

12.

Noble’s Maximum Liability

The maximum aggregate amount which the Company may recover from Noble in respect of all claims arising from a breach of any obligation by Noble under or on connection with this document is limited to the Principal Monies.

13.

Payment To Noble

13.1

Any interest or other monies payable on or in respect of any Convertible Notes must be paid in Australian dollars only:

(a)

by payment by cheque marked “not negotiable” and sent through the post to the address of Noble on the Register of Noble or other person entitled thereto; or

(b)

by deposit to such account with any bank (as that expression is defined in the Banking Act 1959 (Commonwealth) in Australia as Noble, by written notice to the Company, may direct; or

(c)

by any other method of transferring money approved by the Directors from time to time.

Every cheque referred to in paragraph (a) will be sent at the risk of the Company and payment will be deemed to have been made when the cheque is received by Noble at the address of the Noble on the

Register of Noble or by other Person entitled to the Monies represented by the cheque at the address specified by that Person.

13.2

If a payment is due under a Note on a day which is not a Business Day, or if payment is to be made to an account on a day on which banks are not open for general banking business in the city in which the account is located, Noble is entitled to payment of such amount on the first following day that is a Business Day, and is not entitled to any interest or other payment in respect of any such delay.

Schedule 2

BRAINYTOYS LIMITED

ACN 001 894 033

APPLICATION FOR FIRST CONVERTIBLE NOTE SUBJECT TO THE TERMS

AND CONDITIONS DATED ________________ 2006 (“NOTES”)

1

Noble Investments Pty Ltd hereby confirm that we qualify as a sophisticated or professional investor/s as defined in the Corporations Act.

2

We apply for one Note up to $100,000 in Brainytoys Limited on the Terms and Conditions dated __________________2006.

3

We lodge the full application money of $100,000. .............................................................

(Please make cheque payable to “Brainytoys Limited”)

4

Surname (Please print)

..........................................................................................................................................

5

Postal address (Please print)

..........................................................................................................................................

6

Contact name

..........................................................................................................................................

7

Tax file number or exemption

..........................................................................................................................................

___________________________________________________________________

_

We hereby apply for the Convertible Notes mentioned above and confirm that all details and statements made by us on the form are complete and correct. We acknowledge that the allotment and issue of Convertible Notes is at the discretion of Brainytoys Limited. We hereby authorise the Directors of Brainytoys Limited to register us as the holder(s) of the Convertible Notes allotted to us, and we agree to be bound by the Terms and Conditions dated __________ 2006 and by the Constitution of the Company when Shares in the Company are allotted and issued to us on conversion of the Convertible Notes.

We hereby agree that we will not disclose the terms and conditions of the Convertible Notes (“the confidential information”) other than to related parties, fellow directors, shareholders or professional advisors, and will use best endeavours to ensure that those parties to whom the confidential information is disclosed will not disclose the confidential information.

……………………………………………………………….

(Signature)

Dated the__________ day of ___________ 2006

Schedule 3

Note Certificate

Brainytoys Limited

ACN 001 894 033

ISSUE OF SECURED CONVERTIBLE NOTE OF BRAINYTOYS LIMITED

(“Note”)

REGISTERED OFFICE

Note Certificate No: X

Unit 6, 34 York Street

NORTH PERTH WA 6006

THIS IS TO CERTIFY that:

1.

On this day, __ of ______ was/were registered the holder(s) of __ Note under a Deed dated _______ (“Terms and Conditions of Issue”) by The Company Limited (“Company”) drawn to the value of

$____________.

2.

 The Note:

(a)

is issued by the Company on and subject to the Terms and Conditions of Issue contained in the Deed, including the Conditions of Issue forming Schedule 1 to that Deed; and

(b)

may be converted into fully paid ordinary shares in the Company in accordance with and pursuant to the Terms and Conditions of Issue.

3.

The Terms and Conditions of Issue are incorporated in and form part of this Certificate.

DATED

EXECUTED by BRAINYTOYS LIMITED   )

(ACN 001 894 033) in accordance with

    )

s127 of the Corporations Act 2001:

    )

    )

Signature of Director	Signature of Director/Secretary

Print Name	Print Name

Note:

(a)

 This Note Certificate must be surrendered on any transfer, conversion or redemption of the Note comprised in this Note Certificate.

(b)

 In order to exercise a right to convert, the registered holder should complete the notice of conversion of Note below and deposit the notice together with this Note Certificate at the

Registered Office.

(c)

In order to exercise a right to redeem, the registered holder should complete the notice of redemption of Note below and deposit the notice with this Note Certificate at the Registered

Office.

Notice of Conversion of Convertible Notes

TO:

Brainytoys Limited

Noble Investments Pty Ltd ACN 007 998 914 gives notice of the exercise of its right to redeem the Note included in this Note Certificate into cash for the Face Value on Redemption Date.

If this notice is signed by an attorney, the attorney declares that he or she has no notice of revocation of the power of attorney of which this Notice is signed.

Date:

EXECUTED by NOBLE INVESTMENTS      )

PTY LTD (ACN 007 998 914) in

   )

accordance with s127 of the

   )

Corporations Act 2001:

   )

Signature of Director	Signature of Director/Secretary

Print Name	Print Name

Schedule 4

CHARGE